Exhibit 10.2

EXECUTION COPY

AMENDMENT NUMBER 2 TO GUARANTY AGREEMENT

THIS AMENDMENT NUMBER 2 TO GUARANTY AGREEMENT, dated as of July 26, 2011 (this “Amendment”) is entered into by TWO HARBORS INVESTMENT CORP., a Delaware limited liability company (“Guarantor”). Capitalized terms used and not otherwise defined herein are used as defined in the Guaranty Agreement (as defined below).

WHEREAS, Guarantor entered into that certain Guaranty Agreement in favor Wells Fargo Bank, N.A. (“Buyer”), dated as of August 4, 2010 (as amended, supplemented, restated or otherwise modified to the date hereof, the “Guaranty Agreement”);

WHEREAS, the Guarantor, with the consent of Buyer, previously entered in Amendment Number 1 to the Guaranty Agreement, dated as of November 15, 2010; and

WHEREAS, the Guarantor, with the consent of Buyer, desires to further amend the Guaranty Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined below), the Guaranty Agreement is hereby amended as follows:

1.1 Section 1(b) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(b) “Affiliate”: shall mean with respect to (i) Guarantor, any other Person directly or indirectly Controlling or Controlled by such Person and (ii) any Person other than Guarantor, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person. For the avoidance of doubt, with respect to Guarantor, “Affiliate” shall not include (i) PRCMLP, PRCMLLC, PRDM, Advisers, any subsidiary of PRCMLP, PRCMLLC, PRDM or Advisers, or any fund that PRCMLP, PRCMLLC, PRDM or Advisers from time to time may manage other than Guarantor or (ii) any officer or director of Guarantor or Guarantor’s subsidiaries.”

1.2 Section 1(d) of the Guaranty Agreement is hereby amended by amending and restating clause (i) of such definition in its entirety as follows:

“(i) the property, assets, business, operations, financial condition, credit quality or prospects of Seller or Guarantor (or any Affiliate of Seller if any Indebtedness, Guarantee Obligation or Contractual Obligation of such Affiliate is guaranteed as to payment or performance or otherwise by Guarantor),”

1.3 Section 1(e) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(e) “Liquidity”: With respect to Guarantor and any date, the sum of (i) unrestricted cash held by Guarantor and (ii) the lesser of (x) the market value or (y) the par value, of each agency RMBS or U.S. Treasury security owned by Guarantor, less any Indebtedness secured by such asset, in each case, determined in accordance with GAAP.”

1.4 Section 1(f) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(f) “Tangible Net Worth”: With respect to any Person and any date, the Net Asset Value of such Person minus (i) intangible assets, (ii) goodwill and (iii) prepaid taxes and expenses, in each case, determined in accordance with GAAP.”

1.5 Section 1 of the Guaranty Agreement is hereby amended by inserting the following at the end of such section as new clause (g):

“(g) “Agency Mortgage Loans”: Mortgage loans which (i) are eligible to be sold to Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or (ii) qualify to be guaranteed by Government National Mortgage Association.”

1.6 Section 1 of the Guaranty Agreement is hereby amended by inserting the following at the end of such section as new clause (h):

“(h) “Agency Securities”: Securities which are (i) issued by issued by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or (ii) guaranteed by Government National Mortgage Association.”

1.7 Section 1 of the Guaranty Agreement is hereby amended by inserting the following at the end of such section as new clause (i)

“(i) “Threshold Ratio”: With respect to any Person and any date, an amount equal to (i) the sum of (A) the product of (x) the aggregate market value of Agency Securities and Agency Mortgage Loans owned by such Person, and (y) 8.5, and (B) the product of (x) the aggregate market value of securities that are not Agency Securities and mortgage loans which are not Agency Mortgage Loans owned by such Person and (y) 2, divided by (ii) the gross assets of such Person less (1) amounts owning to such Person from any affiliate, officer, employee, partner, member, director, shareholder or any other Person similarly affiliated with such Person or any Affiliate thereof, (2) intangible assets and (3) prepaid taxes and expenses, in each case, as of such date of determination and determined in accordance with GAAP.”

1.8 Section 1 of the Guaranty Agreement is hereby amended by inserting the following at the end of such section as new clause (j):

“(j) “Fiscal Quarter”: Each three (3) consecutive calendar month period ending March 31st, June 30th, September 30th and December 31st of each calendar year.”

1.9 Section 11(a) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(a) On each Purchase Date and as of the last Business Day of each Fiscal Quarter of the Guarantor, the ratio of the Guarantor’s Total Indebtedness to its Tangible Net Worth, on a consolidated basis, shall not be greater than the Threshold Ratio.”

1.10 Section 11(b) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(b) On each Purchase Date and as of the last Business Day of each Fiscal Quarter of the Guarantor, (i) the Guarantor’s Liquidity, on a consolidated basis, shall not be less than $25,000,000 and (ii) the aggregate amount of unrestricted cash or cash equivalents held by Guarantor (including cash held in the Collection Account net of amounts payable under clauses first through fourth of Section 5.02 of the Master Repurchase Agreement on the next following Remittance Date) shall not be less than $15,000,000; provided that Guarantor may elect to designate that an amount equal to the Margin Credit that is outstanding as of such date of determination be included in the calculations under this Section 11(b).”

1.11 Section 11(c) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(c) On each Purchase Date and as of the last Business Day of each Fiscal Quarter of the Guarantor, the Guarantor’s Tangible Net Worth, on a consolidated basis, shall not be less than $450,000,000.”

1.12 Section 19(a) of the Guaranty Agreement is hereby amended and restated in its entirety as follows:

“(a) THIS GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.”

SECTION 2. Effective Date. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

2.1 Amendment. Buyer shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each party hereto.

2.2 Repurchase Agreement Amendment; Fee Letter. Amendment Number 2 to the Repurchase Agreement and the Amended and Restated Fee Letter, each dated as of the date hereof, shall have become effective according to their terms.

2.3 Other Information. Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments, as Buyer may reasonably request.

SECTION 3. Miscellaneous.

3.1 References in Guaranty Agreement. Upon the effectiveness of this Amendment, each reference in the Guaranty Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Guaranty Agreement as amended hereby, and each reference to the Guaranty Agreement in any other Repurchase Documents or any other document, instrument or agreement, executed and/or delivered in connection with any Repurchase Documents shall mean and be a reference to the Guaranty Agreement as amended hereby.

3.2 Effect on Guaranty Agreement. Except as specifically amended hereby, the Guaranty Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Guaranty Agreement, but shall constitute an amendment thereof.

3.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Guaranty Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.4 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

3.6 Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.7 Amendments. This Amendment may not be amended or otherwise modified except as provided in the Guaranty Agreement.

3.8 GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Thomas Siering
Name: Thomas Siering
Title: Chief Executive Officer

Solely for purposes of Section 17 of the Guaranty Agreement, consented to by:

WELLS FARGO BANK, N.A.

By:	/s/ Benjamin Peterson
Name: Benjamin Peterson
Title: Vice President

[Signature Page to Amendment No. 2 to Guaranty Agreement (Two Harbors)]